Exhibit 99.1

IIOT-OXYS Inc. Presents at a Major IIOT Industry Event and

Advances New Collaborations with Machine Learning and Biotechnology Companies

Cambridge, MA – February 12, 2019 - IIOT-OXYS, Inc. (OTCPink: ITOX). IIOT-OXYS Inc. announced today that it was selected to speak at the upcoming LiveWorx 2019 Conference to be held in Boston in June 2019 (https://www.liveworx.com/presenters/antony-coufal) . Antony Coufal, Chief Technical Officer at IIOT-OXYS Inc., observed that “LiveWorx 2019 is sponsored by Parametric Technology Corporation which is emerging as a leader in IIOT implementation with the largest developer base in the industry. We are proud to present our work within the broader context of enhancing the implementation of advanced machine learning and artificial intelligence tools in the Industrial Internet to solve difficult problems for our customers.” Cliff Emmons, CEO, concluded that “these recent developments indicate our commitment to accelerating our rate of product development, customer capture, and revenue generation as we expand in 2019 and beyond.”

Additionally, IIOT-OXYS Inc. announced that it has signed a non-disclosure agreement (NDA) with a machine learning company in Europe, that it is finalizing another such agreement with a machine learning company in Asia, and that it is also finalizing a third agreement with a major Fortune 500 biotechnology company. The NDAs in progress are expected to be finalized within the month of February 2019. Cliff Emmons, CEO of IIOT-OXYS Inc., commented that “we are seeking two types of partnerships: those with customers and those with other technology companies that can compliment our technical offerings and bolster our global market presence. These NDAs are an important step towards achieving these goals and ensuring that we are on track to meet our 2019 revenue and product development goals.”

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Cliff L. Emmons

CEO

IIOT-OXYS, Inc.

contact@oxyscorp.com

www.oxyscorp.com

www.herelab.io

SOURCE: IIOT-OXYS, Inc.